                                   FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  ----------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ----------



                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
             By Green Tree Floorplan Funding Corp., as Transferor
            (Exact name of registrant as specified in its charter)



               Delaware                                41-1823871
(State of Incorporation or organization)   (IRS Employer Identification number)
     1100 Landmark Towers, 345 St.                     55102-1639
      Peter Street, St. Paul, MN                       (Zip Code)
(Address of principal executive offices)



                     SECURITIES TO BE REGISTERED PURSUANT
                         TO SECTION 12(b) OF THE ACT:


                                     NONE


                     SECURITIES TO BE REGISTERED PURSUANT
                         TO SECTION 12(g) OF THE ACT:


             Floorplan Receivable Trust Certificates Series 1995-1
            issued by Green Tree Floorplan Receivables Master Trust
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

          Reference is made to the Registrant's Amendment No. 5 to Registration Statement on Form S-1, Registration Statement No. 33-62433, and the Prospectus contained therein in the form filed under Rule 424(b) with the Commission on December 14, 1995 under the section entitled "Description of Certificates" on page 32, which is incorporated herein by reference.

Item 2.   Exhibits.

     2.1  Pooling and Servicing Agreement

     2.2  Series 1995-1 Supplement (including form of certificate)

     2.3  Receivables Purchase Agreement
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                                   SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.



                            Green Tree Floorplan Receivables Master Trust By Green Tree Floorplan Funding Corp.,
                              as Transferor



                            By:  /s/ Phyllis A. Knight
                                 ------------------------------
                                 Name: Phyllis A. Knight
                                 Title: Vice President and Treasurer



Dated:  January 24, 1997